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                                                                    EXHIBIT 4.8



                     Form of 12% Subordinated Note Due 2010


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THIS NOTE (OTHER THAN TO THE ISSUER THEREOF) MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS SUBJECT TO PROVISIONS IN THE AMENDED AND RESTATED SUBORDINATED NOTE AGREEMENT DATED AS OF NOVEMBER 13, 2001 FOR THE SUBORDINATION OF THIS NOTE TO SENIOR DEBT OF THE COMPANY, UPON ALL THE TERMS AND CONDITIONS THEREIN SPECIFIED.

FOR PURPOSES OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, EACH NOTE WITH $1,000 PRINCIPAL AMOUNT SHALL HAVE AN ISSUE PRICE OF $800.8480 AND ORIGINAL ISSUE DISCOUNT OF $199.1520, THE ISSUE DATE IS NOVEMBER 13, 2001 AND THE YIELD TO MATURITY IS 16.4148% (COMPOUNDED SEMI-ANNUALLY).

$______________                                                November 13, 2001



                                SUBORDINATED NOTE

        FOR VALUE RECEIVED, the undersigned, Mobile Storage Group, Inc., a California corporation (the "COMPANY"), promises to pay ________________________, or its registered assigns (the "PURCHASER"), the principal sum of ____________________ Dollars ($___________) on June 29, 2010,
or such earlier date as the principal may become due pursuant to the terms hereof and to pay interest at a rate per annum equal to 12%. The Company will pay interest semiannually on June 30th and December 30th of each year (each, an "INTEREST PAYMENT DATE"), commencing December 30, 2001 (or on the next Business Day following such date, in the event such date is not a Business Day). The Company shall pay interest on overdue principal and on overdue installments of interest at a rate per annum equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder. The Company shall make principal payments on the indebtedness evidenced by this Note as provided in the Agreement (defined below). Terms used herein and not otherwise defined have the meanings assigned to them in the Amended and Restated Subordinated Note Agreement among the Company and the parties named therein dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "AGREEMENT").

        Interest shall be payable in arrears on this Note semiannually as provided above and on such date as this Note may be prepaid or the maturity accelerated. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. All payments of the principal of and interest on this Note shall be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts, by check in New York Clearing House Funds at the principal office of the Purchaser located in New York, New York or by wire transfer of


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immediately available Federal Reserve funds into a bank account designated by the Purchaser in writing to the Company at least three Business Days before the Company makes such payment.

        The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Purchaser of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        This note is one of the Notes referred to in the Agreement, which Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for the subordination of this Note to Senior Debt of the Company, for optional prepayment of the principal hereof prior to maturity and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. Additionally, this Note is subject to certain restrictions on transfer set forth in the Agreement.

        This Note shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law.



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        IN WITNESS WHEREOF, Mobile Storage Group, Inc. has caused this Note to be signed in its corporate name by its duly authorized officers as of the date first written above.



                                               MOBILE STORAGE GROUP, INC.


                                               By:
                                                  -----------------------------
                                                  Name: Ronald F. Valenta
                                                  Title: President



                                               By: /s/
                                                  -----------------------------
                                                  Name: James Panzetta
                                                  Title: Assistant Secretary



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